AMENDMENT TO SECURITIES PURCHASE AGREEMENT
This AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of October 28, 2019 (this “Amendment”), is made and entered into by and among Sesen Bio, Inc., a Delaware corporation (the “Company”) and the undersigned parties (the “Holders”) in connection with that certain Securities Purchase Agreement, dated as of March 20, 2018 (the “Agreement”), by and among the Company and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). As used in this Amendment, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Agreement.
W I T N E S S E T H
WHEREAS, pursuant to Section 5.5 of the Agreement, any amendment to the Agreement requires a written instrument signed by Purchasers which purchased at least 50.1% in interest of the Securities based on the initial Subscription Amounts under the Agreement;
WHEREAS, the Holders purchased at least 50.1% in interest of the Securities based on the initial Subscription Amounts under the Agreement;
WHEREAS, the Company and the Holders desire to amend the Agreement to delete Section 4.12(b) of the Agreement in its entirety; and
WHEREAS, the Holders beneficially own Warrants, and concurrently herewith are entering into agreements to reduce the exercise price of such Warrants, modify the Variable Rate Transaction provision contained in such Warrants and/or exercise such Warrants (the “Other Agreements”);
NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holders hereby agree as follows:
1.Amendment to Agreement.
(a)    Upon the effectiveness of the Other Agreements, Section 4.12(b) of the Agreement shall be deleted in its entirety.
2.    Miscellaneous.
(a)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
(b)    No Modification. Except as expressly set forth herein, the Agreement is and shall remain unchanged and in full force and effect, and nothing contained in this Amendment shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement.
(c)    Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.
(d)    Counterparts. This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or other electronic transmission, and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
[Signature Pages Follow]

The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Sabby Volatility Warrant Master Fund, Ltd.

By:	/s/ Robert Grundstein
Name: Robert Grundstein
Title: COO

The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

M. Kingdon Offshore Master Fund L.P.

By:	Kingdon Capital Management, as agent and investment advisor

By:	/s/ William Walsh
Name: William Walsh
Title: CFO

The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SESEN BIO, INC.

By: /s/ Thomas R. Cannell
Name: Thomas R. Cannell
Title: President & CEO

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